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                                                                    Exhibit 21.1

                              List of Subsidiaries
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1.       Essex Portfolio, L.P., a California limited partnership
2.       Essex Management Corporation, a California corporation
3.       Essex-Palisades Facilitator, a California limited partnership
4.       Essex Sunpointe Limited, a California limited partnership
5.       Essex Washington Interest Partners, a California general partnership
6.       Essex San Ramon Partners L.P., a California limited partnership
7.       Essex Bristol Partners, L.P., a California limited partnership
8.       Essex Fidelity I Corporation, a California corporation
9.       Essex Camarillo Corporation, a California corporation
10.      Essex Camarillo L.P., a California limited partnership
11.      Essex Meadowood Corporation, a California corporation
12.      Essex Meadowood, L.P., a California limited partnership
13.      Essex Bunker Hill Corporation, a California corporation
14.      Essex Bunker Hill, L.P., a California limited partnership
15.      Essex Treetops Corporation, a California corporation
16.      Essex Treetops, L.P., a California limited partnership
17.      Essex Bluffs, L.P., a California limited partnership
18.      Essex Huntington Breakers, L.P., a California limited partnership
19.      Essex Stonehedge Village, L.P., a California limited partnership
20.      Essex Bridle Trails, L.P., a California limited partnership
21.      Essex Spring Lake, L.P., a California limited partnership
22.      Essex Maple Leaf, L.P., a California limited partnership
23.      Fountain Court Apartment Associates, L.P., a Washington limited partnership
24.      Essex Fountain Court, LLC, a Washington limited liability company
25.      Essex Inglenook Court, LLC, a Delaware limited liability company
26.      Essex Wandering Creek, LLC, a Delaware limited liability company
27.      Essex Fairways, LLC, A California limited liability company
28.      Essex Columbus, LLC, a Delaware limited liability company
29.      Essex Loraine, LLC, a Delaware limited liability company
30.      Essex Glenbrook, LLC, a Delaware limited liability company
31.      Essex Euclid, LLC, a Delaware limited liability company
32.      Essex Loraine, Inc., a California corporation
33.      Essex Columbus, Inc., a California corporation
34.      Richmond Essex L.P., a California limited partnership
35.      Essex Chesapeake L.P., a California limited partnership
36.      Essex Los Angeles L.P., a California limited partnership
37.      Essex Woodland Apartments L.P., a California limited partnership
38.      Essex The Crest L.P., a California limited partnership
39.      Richmond Essex, Inc., a California corporation
40.      Essex VFGP L.P., a California limited partnership
41.      Essex VFGP Corporation, a Delaware corporation
42.      Essex Anaheim, LLC, a Delaware limited liability company
43.      Jackson School Village, L.P. a California limited partnership
44.      Mount Sutro Terrace Associates, L.P., a California limited partnership
45.      Essex El Encanto Apartments, L.P., a California limited partnership
46.      Essex Hunt Club Apartment, L.P., a California limited partnership
47.      Essex Rosebeach Apartments, L.P., a California limited partnership
48.      Essex Andover Park Apartments, L.P., a California limited partnership
49.      Essex Marbrisas Apartments, L.P., a California limited partnership
50.      Essex Carlyle, L.P., a California limited partnership
51.      Essex Apartment Value Fund L.P., a Delaware limited partnership
52.      Essex Realty Partners, G.P. a California general partnership
53.      ESG Property I LLC, a Delaware limited liability company
54.      Lineberry Sammamish, LLC, a Washington limited liability company
55.      Essex Carlyle, LLC, a Delaware limited liability company
56.      Essex Wimbledon Woods Apartments, LLC, a Delaware limited liability company
57.      Western Blossom Hill Investors, a California limited partnership
58.      Western Los Gatos I Investors, a California limited partnership
59.      Western Highridge Investors, a California limited partnership
60.      Western San Jose III Investors, a California limited partnership
61.      Western Riviera Investors, a California limited partnership
62.      Western Palo Alto II Investors, a California limited partnership
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63.      Irvington Square Associates, a California limited partnership
64.      Western Seven Trees Investors, a California limited partnership
65.      Western Las Hadas Investors, a California limited partnership
66.      San Pablo Medical Investors, LTD, a California limited partnership
67.      Gilroy Associates, a California limited partnership
68.      The Oakbrook Company, a Ohio limited partnership
69.      Pine Grove Apartment Fund, LTD, a California limited partnership
70.      Valley Park Apartments, LTD, a California limited partnership
71.      Fairhaven Apartment Fund, LTD, a California limited partnership
72.      K-H Properties, a California limited partnership
73.      Villa Angelina Apartment Fund, LTD, a California limited partnership
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